Exhibit 99.1

Aptiv Reports Second Quarter 2023 Financial Results
Record Revenue and Adjusted Operating Earnings
Raising Full Year Outlook

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported second quarter 2023 U.S. GAAP earnings of $0.84 per diluted share. Excluding special items, second quarter earnings totaled $1.25 per diluted share.

Second Quarter Financial Highlights Include:
•U.S. GAAP revenue of $5.2 billion, an increase of 28%
◦Revenue increased 25% adjusted for currency exchange, commodity movements and acquisitions; growth over market of 10% based on AWM1 of 15%
•U.S. GAAP net income of $229 million, diluted earnings per share of $0.84
◦Excluding special items, diluted earnings per share of $1.25
•U.S. GAAP operating income margin of 7.9%
◦Adjusted Operating Income margin of 10.2%, Adjusted Operating Income of $530 million; Adjusted EBITDA margin of 13.4%; Adjusted EBITDA of $695 million
•Generated $535 million of cash from operations
•Returned $28 million to shareholders through share repurchases

Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $10.0 billion, an increase of 22%
◦Revenue increased 20% adjusted for currency exchange, commodity movements and acquisitions; growth over market of 8% based on AWM1 of 12%
•U.S. GAAP net income of $375 million, diluted earnings per share of $1.38
◦Excluding special items, diluted earnings per share of $2.16
•U.S. GAAP operating income margin of 7.6%
◦Adjusted Operating Income margin of 9.7%, Adjusted Operating Income of $967 million; Adjusted EBITDA margin of 12.9%; Adjusted EBITDA of $1,289 million
•Generated $526 million of cash from operations
•Returned $98 million to shareholders through share repurchases

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

“Aptiv delivered record revenue and adjusted operating earnings in the second quarter, reflecting continued gains across our entire portfolio and solid operating execution,” said Kevin Clark, chairman and chief executive officer. “We continued to achieve strong new business awards, totaling over $20 billion year-to-date, driven by our smart vehicle architecture solutions, software capabilities and advanced computing platforms for the next generation of electrified, software-defined vehicles. Our strong first half performance demonstrates Aptiv's ability to capitalize on key megatrends as a global technology leader and affirms our confidence in our updated outlook for the full year.”

Second Quarter 2023 Results
For the three months ended June 30, 2023, the Company reported U.S. GAAP revenue of $5.2 billion, an increase of 28% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 25% in the second quarter. This reflects growth of 33% in Asia, which includes an increase of 41% in China, 28% in Europe, 19% in North America and 20% in South America, our smallest region.
The Company reported second quarter 2023 U.S. GAAP net income of $229 million and earnings of $0.84 per diluted share, compared to a net loss of $61 million and $0.23 per diluted share in the prior year period. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $356 million, or earnings of $1.25 per diluted share, compared to $62 million, or $0.22 per diluted share, in the prior year period.
Second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $530 million, compared to $213 million in the prior year period. Adjusted Operating Income margin was 10.2%, compared to 5.3% in the prior year period, reflecting our revenue growth over market of 10%, increased global vehicle production, pricing and the results from our recent acquisitions. Depreciation and amortization expense totaled $224 million, an increase from $193 million in the prior year period.
Interest expense for the second quarter totaled $72 million, an increase from $56 million in the prior year period, which primarily reflects increased interest rates on our variable rate debt.
Tax expense in the second quarter of 2023 was $30 million, resulting in an effective tax rate of approximately 9%, which reflects favorable changes in geographic mix and discrete impacts resulting from favorable changes in tax law. Tax expense in the second quarter of 2022 was $16 million, resulting in an effective tax rate of 100%, which was impacted by the geographic mix of earnings and increased losses in certain jurisdictions where no tax benefit was recognized, including the impact of charges resulting from the conflict between Ukraine and Russia.
The Company generated net cash flow from operating activities of $535 million in the second quarter, compared to $95 million in the prior year period.

Year-to-Date 2023 Results
For the six months ended June 30, 2023, the Company reported U.S. GAAP revenue of $10.0 billion, an increase of 22% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 20% during the period. This reflects growth of 26% in Europe, 19% in Asia, which includes growth of 19% in China, 16% in North America and 16% in South America, our smallest region.
For the 2023 year-to-date period, the Company reported U.S. GAAP net income of $375 million and earnings of $1.38 per diluted share, compared to $12 million and $0.04 per diluted share in the prior year period. Year-to-date

Adjusted Net Income totaled $614 million, or $2.16 per diluted share, compared to $242 million, or $0.85 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $967 million for the six months ended June 30, 2023, compared to $537 million in the prior year period. Adjusted Operating Income margin was 9.7% for the six months ended June 30, 2023, compared to 6.5% in the prior year period, reflecting our revenue growth over market of 8%, increased global vehicle production, pricing and the results from our recent acquisitions. Depreciation and amortization expense totaled $440 million, as compared to $384 million in the prior year period.
Interest expense for the six months ended June 30, 2023 totaled $139 million, as compared to $99 million in the prior year period, which reflects impacts from our $2.5 billion debt issuance in the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition and increased interest rates on our variable rate debt.
Tax expense for the six months ended June 30, 2023 was $64 million, resulting in an effective tax rate of approximately 10% which primarily reflects favorable changes in geographic mix and discrete impacts resulting from favorable changes in tax law. Tax expense in the prior year period was $37 million, resulting in an effective tax rate of approximately 19%, which was impacted by the geographic mix of earnings and increased losses in certain jurisdictions where no tax benefit was recognized, including the impact of charges resulting from the conflict between Ukraine and Russia.
The Company generated net cash flow from operating activities of $526 million in the six months ended June 30, 2023, compared to net cash flow used in operating activities of $107 million in the prior year period. As of June 30, 2023, the Company had cash and cash equivalents of $1.3 billion and total available liquidity of $3.8 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During the second quarter of 2023, the Company repurchased 0.3 million shares for approximately $28 million, leaving approximately $1.9 billion available for future share repurchases. Year-to-date, the Company repurchased 0.9 million shares for approximately $98 million. All repurchased shares were retired.

Conversion of MCPS into Ordinary Shares
On June 15, 2023, each outstanding share of the Company’s 5.50% Mandatory Convertible Preferred Shares, Series A, $0.01 par value per share (the “MCPS”) converted into 1.0754 Aptiv ordinary shares. In aggregate, the MCPS converted into approximately 12.37 million ordinary shares.

Full Year 2023 Outlook
The Company’s full year 2023 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2023
Net sales	$19,950 - $20,250
Adjusted EBITDA	$2,755 - $2,855
Adjusted EBITDA margin	13.8% - 14.1%
Adjusted operating income	$2,075 - $2,175
Adjusted operating income margin	10.4% - 10.7%
Adjusted net income per share (1)	$4.60 - $4.90
Cash flow from operations	$2,000
Capital expenditures	$950
Adjusted effective tax rate	~12.5%
(1) The Company’s full year 2023 financial guidance includes approximately $1.10 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.794.2551 (international) or through a webcast at ir.aptiv.com. The conference ID number is 7519096. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted

Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; changes to tax laws; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Net sales	$5,200	$4,057	$10,018	$8,235
Operating expenses:
Cost of sales	4,336	3,617	8,394	7,206
Selling, general and administrative	353	286	695	560
Amortization	59	38	118	75
Restructuring	42	19	53	41
Total operating expenses	4,790	3,960	9,260	7,882
Operating income	410	97	758	353
Interest expense	(72)	(56)	(139)	(99)
Other income (expense), net	11	(25)	10	(64)
Income before income taxes and equity loss	349	16	629	190
Income tax expense	(30)	(16)	(64)	(37)
Income before equity loss	319	—	565	153
Equity loss, net of tax	(73)	(72)	(155)	(135)
Net income (loss)	246	(72)	410	18
Net income (loss) attributable to noncontrolling interest	4	(27)	7	(26)
Net loss attributable to redeemable noncontrolling interest	—	—	(1)	—
Net income (loss) attributable to Aptiv	242	(45)	404	44
Mandatory convertible preferred share dividends	(13)	(16)	(29)	(32)
Net income (loss) attributable to ordinary shareholders	$229	$(61)	$375	$12

Diluted net income (loss) per share:
Diluted net income (loss) per share attributable to ordinary shareholders	$0.84	$(0.23)	$1.38	$0.04
Weighted average number of diluted shares outstanding	272.77	270.93	271.97	271.11

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,302	$1,531
Accounts receivable, net	3,729	3,433
Inventories	2,380	2,340
Other current assets	661	480
Total current assets	8,072	7,784
Long-term assets:
Property, net	3,592	3,495
Operating lease right-of-use assets	470	451
Investments in affiliates	1,581	1,723
Intangible assets, net	2,487	2,585
Goodwill	5,140	5,106
Other long-term assets	756	740
Total long-term assets	14,026	14,100
Total assets	$22,098	$21,884
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$37	$31
Accounts payable	3,028	3,150
Accrued liabilities	1,524	1,684
Total current liabilities	4,589	4,865
Long-term liabilities:
Long-term debt	6,476	6,460
Pension benefit obligations	380	354
Long-term operating lease liabilities	379	361
Other long-term liabilities	752	750
Total long-term liabilities	7,987	7,925
Total liabilities	12,576	12,790
Commitments and contingencies
Redeemable noncontrolling interest	97	96

Total Aptiv shareholders’ equity	9,232	8,809
Noncontrolling interest	193	189
Total shareholders’ equity	9,425	8,998
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$22,098	$21,884

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$410	$18
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	440	384
Restructuring expense, net of cash paid	—	10
Deferred income taxes	(17)	(5)
Loss from equity method investments, net of dividends received	160	135
Other charges related to Ukraine/Russia conflict	—	54
Other, net	79	66
Changes in operating assets and liabilities:
Accounts receivable, net	(295)	(244)
Inventories	(35)	(358)
Accounts payable	(43)	(150)
Other, net	(159)	(8)
Pension contributions	(14)	(9)
Net cash provided by (used in) operating activities	526	(107)
Cash flows from investing activities:
Capital expenditures	(491)	(454)
Proceeds from sale of property	3	3
Proceeds from business divestitures, net of cash sold	(17)	—
Cost of business acquisitions and other transactions, net of cash acquired	(83)	(220)
Proceeds from sale of technology investments	—	3
Cost of technology investments	(1)	(41)
Settlement of derivatives	(1)	4
Net cash used in investing activities	(590)	(705)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(10)	(2)
Proceeds from issuance of senior notes, net of issuance costs	—	2,472
Contingent consideration payments	(10)	—
Dividend payments of consolidated affiliates to minority shareholders	—	(8)
Repurchase of ordinary shares	(98)	—
Distribution of mandatory convertible preferred share cash dividends	(32)	(32)
Taxes withheld and paid on employees’ restricted share awards	(31)	(36)
Net cash (used in) provided by financing activities	(181)	2,394
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(8)	(25)
(Decrease) increase in cash, cash equivalents and restricted cash	(253)	1,557
Cash, cash equivalents and restricted cash at beginning of the period	1,555	3,139
Cash, cash equivalents and restricted cash at end of the period	$1,302	$4,696

Reconciliation of cash, cash equivalents and restricted cash and cash classified as assets held for sale
	June 30,
	2023	2022
	(in millions)
Cash, cash equivalents and restricted cash	$1,302	$4,670
Cash classified as assets held for sale	—	26
Total cash, cash equivalents and restricted cash	$1,302	$4,696

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	%	2023	2022	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,679	$3,039	21%	$7,143	$6,145	16%
Advanced Safety and User Experience	1,532	1,026	49%	2,898	2,108	37%
Eliminations and Other (a)	(11)	(8)		(23)	(18)
Net Sales	$5,200	$4,057		$10,018	$8,235

Adjusted Operating Income (Loss)
Signal and Power Solutions	$392	$243	61%	$766	$551	39%
Advanced Safety and User Experience	138	(30)	560%	201	(14)	1,536%
Adjusted Operating Income	$530	$213		$967	$537

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income (loss) per share attributable to ordinary shareholders for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	272.69	270.93	271.86	270.86
Dilutive shares related to RSUs	0.08	—	0.11	0.25
Weighted average ordinary shares outstanding, including dilutive shares	272.77	270.93	271.97	271.11
Net income (loss) per share attributable to ordinary shareholders:
Basic	$0.84	$(0.23)	$1.38	$0.04
Diluted	$0.84	$(0.23)	$1.38	$0.04

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended June 30, 2023

Reported net sales % change	28%
Less: foreign currency exchange and commodities	(1)%
Less: acquisitions	4%
Adjusted revenue growth	25%

Six Months Ended June 30, 2023

Reported net sales % change	22%
Less: foreign currency exchange and commodities	(2)%
Less: acquisitions	4%
Adjusted revenue growth	20%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income (loss) attributable to Aptiv	$242		$(45)		$404		$44
Interest expense	72		56		139		99
Other (income) expense, net	(11)		25		(10)		64
Income tax expense	30		16		64		37
Equity loss, net of tax	73		72		155		135
Net income (loss) attributable to noncontrolling interest	4		(27)		7		(26)
Net loss attributable to redeemable noncontrolling interest	—		—		(1)		—
Operating income	$410	7.9%	$97	2.4%	$758	7.6%	$353	4.3%
Amortization	59		38		118		75
Restructuring	42		19		53		41
Other acquisition and portfolio project costs	11		2		25		11
Asset impairments	—		3		—		3
Other charges related to Ukraine/Russia conflict	—		54		—		54
Compensation expense related to acquisitions	8		—		13		—
Adjusted operating income	$530	10.2%	$213	5.3%	$967	9.7%	$537	6.5%

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$340	$70	$410
Amortization	36	23	59
Restructuring	8	34	42
Other acquisition and portfolio project costs	8	3	11
Compensation expense related to acquisitions	—	8	8
Adjusted operating income	$392	$138	$530

Depreciation and amortization (a)	$155	$69	$224

Three Months Ended June 30, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income (loss)	$136	$(39)	$97
Amortization	37	1	38
Restructuring	13	6	19
Other acquisition and portfolio project costs	—	2	2
Asset impairments	3	—	3
Other charges related to Ukraine/Russia conflict	54	—	54
Adjusted operating income (loss)	$243	$(30)	$213

Depreciation and amortization (a)	$148	$45	$193

Six Months Ended June 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$659	$99	$758
Amortization	72	46	118
Restructuring	15	38	53
Other acquisition and portfolio project costs	20	5	25
Compensation expense related to acquisitions	—	13	13
Adjusted operating income	$766	$201	$967

Depreciation and amortization (a)	$304	$136	$440

Six Months Ended June 30, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income (loss)	$393	$(40)	$353
Amortization	72	3	75
Restructuring	22	19	41
Other acquisition and portfolio project costs	7	4	11
Asset impairments	3	—	3
Other charges related to Ukraine/Russia conflict	54	—	54
Adjusted operating income (loss)	$551	$(14)	$537

Depreciation and amortization (a)	$294	$90	$384

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)
Net income (loss) attributable to Aptiv	$242	$(45)	$404	$44
Interest expense	72	56	139	99
Income tax expense	30	16	64	37
Net income (loss) attributable to noncontrolling interest	4	(27)	7	(26)
Net loss attributable to redeemable noncontrolling interest	—	—	(1)	—
Depreciation and amortization	224	193	440	384
EBITDA	$572	$193	$1,053	$538
Other (income) expense, net	(11)	25	(10)	64
Equity loss, net of tax	73	72	155	135
Restructuring	42	19	53	41
Other acquisition and portfolio project costs	11	2	25	11
Other charges related to Ukraine/Russia conflict	—	54	—	54
Compensation expense related to acquisitions	8	—	13	—
Adjusted EBITDA	$695	$365	$1,289	$843

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Net income (loss) attributable to ordinary shareholders	$229	$(61)	$375	$12
Mandatory convertible preferred share dividends	13	16	29	32
Net income (loss) attributable to Aptiv	242	(45)	404	44
Adjusting items:
Amortization	59	38	118	75
Restructuring	42	19	53	41
Other acquisition and portfolio project costs	11	2	25	11
Asset impairments	—	3	—	3
Other charges related to Ukraine/Russia conflict (a)	—	29	—	29
Compensation expense related to acquisitions	8	—	13	—
Costs associated with acquisitions and other transactions	4	2	4	2
Impairment of equity investments without readily determinable fair value	—	—	18	—
Loss on change in fair value of publicly traded equity securities	3	17	6	49
Tax impact of adjusting items (b)	(13)	(3)	(27)	(12)
Adjusted net income attributable to Aptiv	$356	$62	$614	$242

Adjusted weighted average number of diluted shares outstanding (c)	283.78	283.30	283.65	283.48
Diluted net income (loss) per share attributable to ordinary shareholders	$0.84	$(0.23)	$1.38	$0.04
Adjusted net income per share	$1.25	$0.22	$2.16	$0.85

(a)	Adjustment is reduced by the portion of charges attributable to noncontrolling interest for our former majority owned Russian subsidiary. Our interest in this subsidiary was sold during the second quarter of 2023 and the subsidiary was deconsolidated.
(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(c)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Each share of MCPS automatically converted on June 15, 2023 into 1.0754 Aptiv ordinary shares. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS at the later of the beginning of the period or the time of issuance, and resulting issuance of the underlying ordinary shares applying the “if-converted” method on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the impact of the MCPS upon their conversion.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)
Weighted average number of diluted shares outstanding	272.77	270.93	271.97	271.11
Weighted average MCPS Converted Shares	11.01	12.37	11.68	12.37
Adjusted weighted average number of diluted shares outstanding	283.78	283.30	283.65	283.48

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$246	$(72)	$410	$18
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	224	193	440	384
Restructuring expense, net of cash paid	24	3	—	10
Working capital	(25)	(185)	(373)	(752)
Pension contributions	(6)	(5)	(14)	(9)
Other, net	72	161	63	242
Net cash provided by (used in) operating activities	535	95	526	(107)

Cash flows from investing activities:
Capital expenditures	(222)	(207)	(491)	(454)
Proceeds from business divestitures, net of cash sold	(17)	—	(17)	—
Cost of business acquisitions and other transactions, net of cash acquired	(45)	—	(83)	(220)
Proceeds from sale of technology investments	—	1	—	3
Cost of technology investments	—	(40)	(1)	(41)
Settlement of derivatives	—	5	(1)	4
Other, net	3	1	3	3
Net cash used in investing activities	(281)	(240)	(590)	(705)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	45	—	83	220
Adjustment for cost of significant technology investments	—	40	—	40
Cash flow before financing	$299	$(105)	$19	$(552)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2023 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)
Net income attributable to Aptiv	$935
Interest expense	285
Other income, net	(40)
Income tax expense	180
Equity loss, net of tax	300
Net income attributable to noncontrolling interest (c)	20
Operating income	$1,680	8.4%
Amortization	240
Restructuring	130
Other acquisition and portfolio project costs	45
Compensation expense related to acquisitions	30
Adjusted operating income	$2,125	10.6%

Adjusted EBITDA
Net income attributable to Aptiv	$935
Interest expense	285
Income tax expense	180
Net income attributable to noncontrolling interest (c)	20
Depreciation and amortization	920
EBITDA	$2,340	11.6%
Other income, net	(40)
Equity loss, net of tax	300
Restructuring	130
Other acquisition and portfolio project costs	45
Compensation expense related to acquisitions	30
Adjusted EBITDA	$2,805	14.0%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2023 (a)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$905
Mandatory convertible preferred share dividends	30
Net income attributable to Aptiv	935
Adjusting items:
Amortization	240
Restructuring	130
Other acquisition and portfolio project costs	45
Compensation expense related to acquisitions	30
Costs associated with acquisitions and other transactions	5
Loss on change in fair value of publicly traded equity securities	5
Loss on change in fair value of equity investments without readily determinable fair value	20
Tax impact of adjusting items	(60)
Adjusted net income attributable to Aptiv	$1,350

Adjusted weighted average number of diluted shares outstanding	284.00
Diluted net income per share attributable to ordinary shareholders	$3.25
Adjusted net income per share	$4.75

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com